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                                                                    Exhibit 99.1

                               JOINT PRESS RELEASE

FOR IMMEDIATE RELEASE

SOFTECH COMMENCES ALL-CASH TENDER OFFER FOR ALL OUTSTANDING SHARES OF WORKGROUP TECHNOLOGY CORPORATION COMMON STOCK AT $2.00 PER SHARE

TEWKSBURY, MASSACHUSETTS AND BURLINGTON, MASSACHUSETTS, NOVEMBER 20, 2002 - SofTech, Inc. ("SofTech") (OTCBB: SOFT) and Workgroup Technology Corporation ("Workgroup") (OTCBB: WKGP) announced that the previously announced all-cash tender offer by SofTech for all of the outstanding shares of common stock of Workgroup at a price of $2.00 per share, net in cash, will commence today. SofTech will effect the purchases through a wholly-owned acquisition subsidiary. The tender offer is scheduled to expire at 12:00 midnight, Boston time, on Wednesday, December 18, 2002.

         The offer will be conditioned upon, among other things, Workgroup's stockholders tendering and not withdrawing at least two-thirds of the outstanding shares of Workgroup common stock. Certain Workgroup stockholders have agreed to tender their shares into the tender offer. Such stockholders, together with SofTech and its affiliate, own approximately 56% of the outstanding shares of Workgroup common stock. The Board of Directors of Workgroup has unanimously voted to approve the merger agreement pursuant to which the tender offer is made and to recommend the tender offer to the Workgroup stockholders.

         The Depositary for the tender offer is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

         The Information Agent for the tender offer is Georgeson Shareholder Communications Inc., 17 State Street, 10 Floor, New York, New York 10004.

         This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Workgroup. SofTech has filed tender offer materials with the Securities and Exchange Commission (the "SEC") and Workgroup has filed a solicitation/recommendation statement with the SEC relating to the offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information, which should be read carefully before any decision is made with respect to the offer. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available without charge to all stockholders of Workgroup. The tender offer materials (including the offer to purchase, the related letter of transmittal and all other documents filed with the SEC) and the solicitation/recommendation statement are available for free at the SEC's website at www.sec.gov.

         The tender offer statement and related materials may be obtained for free by directing such requests to Georgeson Shareholder Communication Inc., 17 State Street, 10th Floor, New York, New York 10004, or by calling toll free
(866) 423-4881.

ABOUT SOFTECH

SofTech is engaged in the development, marketing, distribution and support of CAD/CAM and product data management computer solutions. Founded in 1969, SofTech is headquartered in Tewksbury, Massachusetts and has additional offices in the United States and Europe. For more information, please visit SofTech's Web site at www.softech.com.


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ABOUT WORKGROUP

Workgroup develops, markets and supports collaborative product data management software solutions to help manufactures optimize product development. Founded in 1992, Workgroup is headquartered in Burlington, Massachusetts. For more information, please visit Workgroup's Web site at www.workgroup.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

SOFTECH, INC.

         This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements about SofTech's future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, integrating Workgroup's existing products, employees and customers with SofTech's, achieving realizable synergies from such integration, the potential obsolescence of SofTech's and Workgroup's CAD and CAM technologies, maintaining existing relationships with SofTech's lenders, remaining in compliance with debt covenants, successful introduction and market acceptance of planned new products and the ability of SofTech to attract and retain qualified personnel both in its existing markets and in new territories. For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in SofTech's filings with the SEC. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov and from SofTech's Web site at www.softech.com. SofTech assumes no obligation to update the forward-looking statements included in this document.

WORKGROUP TECHNOLOGY CORPORATION

         This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. All forward-looking statements in this release are based upon information available to Workgroup on the date of this release. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the future consummation of the acquisition by SofTech of Workgroup, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the successful consummation of the acquisition of Workgroup, including, without limitation, failure of the transaction to close due to failure of customary conditions to be met, failure of Workgroup stockholders to tender shares or to approve the merger, if that approval is necessary. Workgroup assumes no obligation to update any forward-looking information in this press release or with respect to the announcements described herein, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements. Further information regarding factors that could affect Workgroup's results are included in Workgroup's Form 10-K for the 2002 fiscal year, which was filed with the SEC in May 2002.


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FOR MORE INFORMATION PLEASE CONTACT:

PRESS CONTACTS

SOFTECH, INC.                               WORKGROUP TECHNOLOGY CORPORATION

Joseph Mullaney                             Investor Relations
(781) 890-8373                              (781) 270-2620
www.softech.com                             www.workgroup.com